UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in [sic] Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2018, Oncolix, Inc. (the “Company”) filed an amendment to its article of incorporation (the “Amendment”) with the Florida Secretary of State to increase the number of authorized shares of common stock, $0.0001 par value, to 8,000,000,000. The Amendment was approved by the written consent of the holders of the majority of the voting securities of the Company on April 25, 2018, and an information statement pursuant to Regulation 14C of the Securities Exchange Act of 1934 was mailed on June 4, 2018, to holders of record of the Company’s common and preferred stock as of June 4, 2018. The shareholder action became effective on June 25, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The description in Item 5.03 herein is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.(I)	Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Date: June 27, 2018	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer

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